Exhibit 99.1

INSTALLED BUILDING PRODUCTS ANNOUNCES ACQUISITIONS OF CAROLINA

GLASS & MIRROR AND HAMILTON BENCHMARK

– Two Acquisitions Add Approximately $7.5 Million of Combined Annual Revenue –

Columbus, Ohio, December 10, 2018. Installed Building Products, Inc. (the “Company” or “IBP”) (NYSE: IBP), an industry-leading installer of insulation and complementary building products, announced today the acquisitions of Carolina Glass & Mirror, Inc. (“Carolina Glass”) and Hamilton Benchmark Inc. (“Hamilton Benchmark”).

Carolina Glass installs commercial and residential glass applications with one location in Garner, North Carolina, and serving the greater Raleigh market. Founded in 1993, Carolina Glass has annual revenue of approximately $6.2 million.

Hamilton Benchmark installs fire-stopping solutions to the large commercial construction market with one location near Milwaukee, Wisconsin. Founded in 1999, Hamilton Benchmark has annual revenues of approximately $1.3 million.

“We are excited to expand our presence in North Carolina, which represents one of the nation’s strongest real estate markets,” stated Jeff Edwards, Chairman and Chief Executive Officer. “With the addition of Carolina Glass, IBP now offers insulation, shower enclosures and mirrors, garage doors, gutters, blinds, and roofing installation services to commercial and residential customers throughout the greater Raleigh market. I am also pleased to announce the acquisition of Hamilton Benchmark, which represents the second acquisition in our Alpha commercial installation platform.”

“So far this year we have closed 12 acquisitions representing approximately $83 million of acquired revenues. Acquisitions remain a key component of our growth plan and we continue to have a robust pipeline of acquisition opportunities across multiple geographies, products and end markets,” concluded Mr. Edwards.

About Installed Building Products

Installed Building Products, Inc. is one of the nation’s largest insulation installers for the residential new construction market and is also a diversified installer of complementary building products, including waterproofing, fire-stopping and fireproofing, shower doors, closet shelving and mirrors, garage doors, gutters, blinds, and roofing, throughout the United States. The Company manages all aspects of the installation process for its customers, including direct purchases of materials from national manufacturers, supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects from its national network of branch locations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to our financial and business model, the demand for our services and product offerings, expansion of our national footprint and end markets, diversification of our products, expansion of our business in North Carolina, expansion of our commercial business, our ability to capitalize on the new home and commercial construction recovery, our ability to strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions, our ability to improve sales and profitability, and expectations for demand for our services and our earnings in 2018. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intends,” “plan,” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Contact Information:

Investor Relations:

614-221-9944

investorrelations@installed.net

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